                                                                   Exhibit 10(a)

                         CYPRUS AMAX MINERALS COMPANY

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              As Amended and Restated Effective January 29, 1998

                               TABLE OF CONTENTS



ARTICLE I    DEFINITIONS.....................................................  1
     1.1     "Accrued Benefit"...............................................  1
     1.2     "Beneficiary"...................................................  1
     1.3     "Board of Directors"............................................  1
     1.4     "Change in Control".............................................  1
     1.5     "Code"..........................................................  3
     1.6     "Committee".....................................................  3
     1.7     "Company".......................................................  3
     1.8     "Compensation"..................................................  3
     1.9     "Compensation Committee"........................................  3
     1.10    "Employee"......................................................  3
     1.11    "Normal Retirement Date"........................................  3
     1.12    "Participant"...................................................  3
     1.13    "Plan"..........................................................  3
     1.14    "Plan Year".....................................................  3
     1.15    "Retirement Plan"...............................................  4
     1.16    "Supplemental Benefit"..........................................  4
     1.17    "Trust".........................................................  4
     1.18    "Trust Agreement"...............................................  4
     1.19    "Trustee".......................................................  4

ARTICLE II   ELIGIBILITY FOR PARTICIPATION...................................  4

ARTICLE III  FUNDING.........................................................  4

ARTICLE IV   VESTING.........................................................  4

ARTICLE V    COMPUTATION OF SUPPLEMENTAL BENEFIT.............................  5

ARTICLE VI   PAYMENT OF SUPPLEMENTAL BENEFIT.................................  5
     6.1     Commencement of Supplemental Benefit Payments...................  5
     6.2     Death Benefits..................................................  5
     6.3     Plan Interest Nonassignable.....................................  5
     6.4     Distribution to Minors or Incapacitated Persons.................  5
     6.5     Termination of Service..........................................  6
     6.6     Change in Control...............................................  6
     6.7     Reduction of Supplemental Benefit in the Event of Payment From
             Trust Upon Taxation of Interest in Trust........................  6

ARTICLE VII  ADMINISTRATION OF THE PLAN......................................  6
     7.1     Administration..................................................  6
     7.2     Claim Procedures................................................  7

                                       i
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ARTICLE VIII    AMENDMENTS AND TERMINATION..................................   8

ARTICLE IX      MISCELLANEOUS...............................................   8
     9.1        Effect on Employment........................................   8
     9.2        Liability...................................................   8
     9.3        Applicable Law..............................................   9
     9.4        Effect of Agreement.........................................   9

                                      ii
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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

The following capitalized words when used in the Plan shall have the following meanings set forth below. Words in the masculine gender include the feminine gender, and vice versa. Wherever any words are used in the singular form, they shall be construed as if they were also used in the plural form in all cases where the plural form would so apply, and vice versa. Where the definitions include rules regarding the definition, those rules shall apply. Wherever a capitalized word is used herein but is not otherwise defined, it shall have the same meaning as set forth in the Retirement Plan.

1.1  "Accrued Benefit"   means a Participant's "Accrued Benefit" as that term is
      ---------------
     defined in the Retirement Plan.

1.2  "Beneficiary" means any person to whom a Supplemental Benefit is payable
     -------------
     under the Plan on account of a Participant's death in accordance with the provisions of Section 6.2.

1.3  "Board of Directors" means the Board of Directors of Cyprus Amax
      ------------------
     Minerals Company.

1.4  "Change in Control" means the happening of any of the following events:
      -----------------

     (a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial
                                    ------------        ------
          ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common
                                               --------------------------
          Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");
                                      -------------------------------------
          provided, however, that the following acquisitions shall not
          --------  -------
          constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction described in Sections 1.4(c) (i), (ii), and (iii); or

     (b) Individuals who, as of January 1, 1990, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that
                                                         --------  -------
          any individual becoming a member of the Board of Directors subsequent to January 1, 1990, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board of Directors occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

     (c) Approval by the shareholders of the Company of a reorganization, merger, or consolidation (a "Business Combination"), in each case,
                                       --------------------
          unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, in either case providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, in either case providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board of Directors.

     Upon the occurrence of an event described in Sections 1.4(a), (b), (c), or
     (d), the Company shall be obligated, and without limitation Milton H. Ward, or in the event of his death, disability, retirement, incapacity, or inability to act, Philip C. Wolf, or in the event of his death, disability, retirement, incapacity, or inability to act, the Committee as it was comprised prior to the Change in Control, shall be duly authorized, to give written notice to the Trustee of the occurrence of such event, to determine within a reasonable time period the amount of payments due to Participants under Section 6.6, to direct the Trustee regarding payment of such benefits which payments shall be used to reduce the Company's liability under the Plan, and to take any and all necessary administrative action with regard to the Plan.

1.5  "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
     time, and any rules or regulations promulgated thereunder.

1.6  "Committee" means the Cyprus Amax Minerals Company Benefits Committee,
      ---------
     which is the management committee established by the Compensation and Benefits Committee of the Board of Directors and to whom the Compensation Committee has delegated the responsibility for administering and amending the Plan. The Committee's authority shall be subject to any restrictions imposed by the Compensation Committee. The Committee shall act in accordance with its own internal procedures.

1.7  "Company" means Cyprus Amax Minerals Company and any affiliate that is
      -------
     a participating company in the Retirement Plan.

1.8  "Compensation"   means a Participant's "Compensation" as that term is
      ------------
     defined in the Retirement Plan.


1.9  "Compensation Committee" means the Compensation and Benefits Committee of
      ----------------------
     the Board of Directors of Cyprus Amax Minerals Company, or such other committee of the Board of Directors which has authority with respect to the Plan.

1.10 "Employee" means an individual who is an "Employee" as that term is
      --------
     defined in the Retirement Plan.

1.11 "Normal Retirement Date" means the date which is the later to occur of a
      ----------------------
     Participant's attainment of age 65 or the fifth anniversary of the Participant's commencement of participation in the Retirement Plan.

1.12 "Participant" means an Employee who has become a Participant in the Plan in
      -----------
     accordance with Article II.

1.13 "Plan" means this Cyprus Amax Minerals Company Supplemental Executive
      ----
     Retirement Plan, as amended from time to time.

1.14 "Plan Year" means the calendar year.
      ---------

1.15 "Retirement Plan" means the Cyprus Amax Minerals Company Retirement Plan
      ---------------
     for Salaried Employees, as amended from time to time.

1.16 "Supplemental Benefit" means the supplemental retirement benefit as
      --------------------
     determined under Article V.

1.17 "Trust" means the nonqualified grantor trust that may be established
      -----
     by the Company to assist it, to the extent necessary, to satisfy its benefit payment obligations under the Plan.

1.18 "Trust Agreement" means the agreement entered into between the Company
      ---------------
     and the Trustee establishing the Trust.

1.19 "Trustee" means the trustee or trustees of the Trust pursuant to the
      -------
     Trust Agreement.


                                  ARTICLE II

                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

Each Employee of the Company shall automatically become a Participant in the Plan effective as of the first day of the first pay period in which the Employee is a Participant in the Retirement Plan and his Accrued Benefit under the Retirement Plan has been limited by application of the requirements of Section 415 and/or Section 401(a)(17) of the Code.

                                  ARTICLE III

                                    FUNDING
                                    -------

Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Participant, a Beneficiary, or any other person. The title to and beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the Supplemental Benefits under the Plan, shall at all times remain with the Company and neither a Participant nor a Beneficiary shall have any right or property interest whatsoever in any such asset of the Company. The Company shall not be required to fund its obligations under the Plan in any manner, whether by purchase of insurance contracts, by contributions to a trust, by deposits in an escrow account or otherwise. However, if the Company does establish such a trust, purchase any such contract or deposit funds in any such account, then neither a Participant nor a Beneficiary, shall have any right or interest in such contracts, trusts, or accounts but may look solely to the Company's unsecured promise to pay in accordance with the provisions of the Plan. The Plan is intended to constitute a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended from time to time.


                                  ARTICLE IV

                                    VESTING
                                    -------

A Participant at all times shall be fully vested in his Supplemental Benefit.


                                   ARTICLE V

                      COMPUTATION OF SUPPLEMENTAL BENEFIT
                      -----------------------------------

A Participant's Supplemental Benefit under the Plan shall be equal to the difference between (a) the Participant's vested Accrued Benefit payable under the Retirement Plan and (b) the vested Accrued Benefit that would have been payable under the Retirement Plan to the Participant (i) had the limitations of
Section 415 and Section 401(a)(17) of the Code, as applicable, not been applied, and (ii) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the Participant's Compensation for purposes of the Retirement Plan.

                                  ARTICLE VI

                        PAYMENT OF SUPPLEMENTAL BENEFIT
                        -------------------------------

6.1  Commencement of Supplemental Benefit Payments. Payment of a Participant's
     ---------------------------------------------
     Supplemental Benefit under the Plan shall be made as of the date on which the payment of the Participant's Accrued Benefit on account of early retirement or normal retirement under the Retirement Plan commences. Supplemental Benefits under the Plan shall be paid in the form of an actuarially equivalent lump sum cash payment. For purposes of the Plan, actuarial equivalence shall be computed on the basis of the actuarial assumptions specified in the Retirement Plan for such purpose. Supplemental Benefits under the Plan that are paid before a Participant's Normal Retirement Date shall be reduced in accordance with the provisions of the Retirement Plan governing payment of benefits before the "Normal Retirement Age" thereunder.

6.2  Death Benefits.  A death benefit shall be paid to the Beneficiary of a
     --------------
     Participant who dies prior to the payment of the Participant's Supplemental Benefit under the Plan. The death benefit shall be equal to the Supplemental Benefit accrued by the Participant as of the date of the Participant's death. The death benefit shall be paid to the Beneficiary in an actuarial equivalent lump sum payment and at the time any death benefit is paid to the Beneficiary under the Retirement Plan. The Beneficiary under the Retirement Plan shall be the Beneficiary under the Plan.

6.3  Plan Interest Nonassignable.  Neither a Participant nor a Beneficiary
     ---------------------------
     shall not have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under the Plan. Payments will not be subject to the claim of any creditor of a Participant or a Beneficiary, nor can payments be taken in execution by attachment or garnishment or by any other legal or equitable proceeding.

6.4  Distribution to Minors or Incapacitated Persons.  If the Committee shall
     -----------------------------------------------
     find that any person to whom any payment is to be made under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, any payment due (unless a prior claim has been made by a duly appointed guardian or other legal representative) may be paid to the spouse, a child, a parent, or to any person deemed by the Committee to have incurred expenses for care of the person otherwise entitled to payment, in such manner and proportions as the Committee shall determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan.

6.5  Termination of Service.  Nothing in the Plan shall be construed to give a
     ----------------------
     Participant the right to be retained as an employee of the Company or to impair the right of the Company to terminate a Participant's services at any time with or without cause.

6.6  Change in Control.  In the event of a Change in Control, each Participant
     -----------------
     shall be paid the actuarial equivalent (determined using the actuarial assumptions specified in the Retirement Plan) of the Participant's Supplemental Benefit amount computed under Article V of the Plan as though the Participant terminated employment with the Company on the date the Change in Control is deemed to have occurred. Such Supplemental Benefit shall be paid in the form of a lump sum cash payment as soon as administratively feasible after the Change in Control is deemed to have occurred, and if the payment date is before the date the Participant attains his Normal Retirement Date, such Supplemental Benefit shall be reduced in accordance with the provisions of the Retirement Plan governing the payment of benefits before the "Normal Retirement Age" thereunder.

6.7  Reduction of Supplemental Benefit in the Event of Payment From Trust Upon
     -------------------------------------------------------------------------
     Taxation of Interest in Trust.  In the event any Participant or
     -----------------------------
     Beneficiary is determined to be subject to Federal income tax on any amount held in the Trust and said amount determined to be taxable is distributed to such Participant or Beneficiary from the Trust pursuant to Section 3.06 of the Trust Agreement, the Supplemental Benefits payable under the Plan to such Participant or Beneficiary shall be reduced by the amount so distributed from the Trust that is applied to reduce the Company's liability to pay Supplemental Benefits under the Plan.


                                 ARTICLE VII

                          ADMINISTRATION OF THE PLAN
                          --------------------------

7.1  Administration.  The Plan shall be administered by the Committee, which
     --------------
     is specifically given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the following:

     (a) to maintain any records necessary in connection with the operation of the Plan;

     (b) to calculate the amount of benefits due to Participants and Beneficiaries;

     (c) to have the authority and discretion to interpret the Plan, to decide questions and disputes, to supply omissions, and to resolve inconsistencies and ambiguities arising under the Plan, which interpretations and decisions shall be final and binding on all Participants and Beneficiaries;

     (d) to retain counsel, employ agents, and provide for such clerical, accounting, actuarial, and consulting services as it deems necessary or desirable to assist it in the administration of the Plan;

     (e) to retain the right, authority, and discretion to make benefit payments and predetermination of benefit decisions upon appeal to the extent it has the authority to make such appeal determinations under
          Section 7.2;

     (f) to establish rules and regulations for the administration of the Plan; and

     (g)  to otherwise administer the Plan in accordance with its terms.

     No determination of the Committee in one case shall create a bias or retroactive adjustment in any other case. Expenses for the administration of the Plan shall be paid by the Company and shall not affect any Participant's or Beneficiary's right to or amount of benefits under the Plan.

7.2  Claim Procedures.
     ----------------

     (a) A Participant or the Beneficiary or the duly authorized representative of either (a "claimant") may file a claim for a benefit under the Plan to which the claimant believes that such Participant or Beneficiary is entitled. Such a claim must be in writing and delivered to the Committee by certified mail. Within 90 days after receipt of a claim, the Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may such an extension exceed 90 days from the end of the initial 90-day period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Committee shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 7.2(a), the claim shall be deemed denied and the claimant shall be permitted to exercise the claimant's right to review pursuant to Section 7.2(c).

     (b) If a claim for benefits made pursuant to Section 7.2(a) is denied, the Committee shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:

          (i)    the specific reason or reasons for the denial;

          (ii) specific reference to pertinent Plan provisions upon which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

          (iv)   an explanation of the claim review procedure.

     (c) Within 60 days after receipt by the claimant of written notification pursuant to Section 7.2(a) of the denial in whole or in part of a timely made claim pursuant to Section 7.2(a), the claimant, upon written application to the Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of the request for review, the Committee shall review the claim and denial and shall communicate its decision to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for review under this Section 7.2(c), unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after the Committee's receipt of a request for review under this Section 7.2(c). If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this
          Section 7.2(c), the claim shall be deemed denied.


                                 ARTICLE VIII

                          AMENDMENTS AND TERMINATION
                          --------------------------

The Company expects the Plan to be permanent, but as future conditions affecting the Company cannot be foreseen, the Company hereby reserves the right to amend, modify, suspend, or terminate the Plan by or pursuant to action of the Board of Directors or the Compensation Committee, or, to the extent such authority has been delegated to the Committee, to the Committee. Any such amendment, modification, suspension, or termination of the Plan shall be effective not earlier than the date on which the Company shall have given notice of such action to affected Participants and Beneficiaries. An amendment, modification, suspension, or termination of the Plan may affect future Participants, but shall not reduce the Supplemental Benefit under the Plan of any Participant or Beneficiary as determined immediately prior to the effective date of such amendment, modification, suspension, or termination.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

9.1  Effect on Employment.  Nothing contained in the Plan shall be construed
     --------------------
     as a contract of employment between the Company and any of its employees. Participation in the Plan shall not alter or otherwise affect the responsibilities of any employee of the Company to fully perform his duties in a satisfactory and workmanlike manner, nor shall it affect the Company's right to discipline, discharge, or take any other action with respect to any employee.

9.2  Liability.
     ---------

     (a) The Board of Directors, the Compensation Committee, the Committee, and the Company shall not be liable for any action or determination made in good faith thereby with respect to the Plan or the rights of any person under the Plan.

     (b) If the Committee is in doubt as to the right of any person to receive any amount, the Company may retain such amount, which shall continue to accrue interest, on the basis of the interest rate specified in the Retirement Plan, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Board of Directors, the Company, the Compensation Committee and the Committee therefor. Any payment made pursuant to this Section 9.2(b) shall be made as soon as practicable under the circumstances.

9.3  Applicable Law.  The Plan shall be construed in accordance with and
     --------------
     governed by the laws of the State of Colorado to the extent not superseded by federal law.

9.4  Effect of Agreement.  The Plan shall be binding upon and shall inure to
     -------------------
     the benefit of the Company, its successors and assigns, and each Participant and Beneficiary and their heirs, personal representatives, and legal representatives.

     IN WITNESS WHEREOF, Cyprus Amax Minerals Company has caused this amendment and restatement of the Plan to be effective as of the 29th day of January, 1998.

                              CYPRUS AMAX MINERALS COMPANY


                              By: /s/ B.B. Turner
                                 -------------------------------
                                    B.B. Turner
                                    Chairman, Compensation and Benefits
                                    Committee